Exhibit 3.15

FIRST AMENDMENT

TO THE

AGREEMENT OF LIMITED PARTNERSHIP

OF

BB ACQUISITION (PR), LP.

This FIRST AMENDMENT (“Amendment”) TO THE AGREEMENT OF LIMITED PARTNERSHIP (the “Partnership Agreement”) is entered into as of May 5, 2006, by and between the undersigned, constituting all of the Partners of the Partnership.

NOW, THEREFORE, in consideration of the premises hereof, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Partners of the Partnership hereby agree to amend the Partnership Agreement as follows:

1. A new Section 8.15 to the Partnership Agreement is added as follows:

8.15. Partnership Certificates Securities for Purposes of the UCC. The Partnership hereby irrevocably elects that all partnership interests in the Partnership, which may be represented by certificates satisfactory to the General Partner, shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York, California and each other applicable jurisdiction.

2. Capitalized terms set forth in this Amendment shall, unless otherwise indicated herein, have the meanings ascribed such terms in the Partnership Agreement.

3. Except as amended hereby, the provisions of the Partnership Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and be construed in accordance with the laws of the State of Delaware.

5. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the Partners have duly executed this Amendment as of the day and year first above written.

GENERAL PARTNER

BUMBLE BEE INTERNATIONAL (PR), INC.

By:	/s/ Kent McNeil
Name:	Kent McNeil
Title:	Executive Vice President

LIMITED PARTNER

BUMBLE BEE FOODS, LLC

By:	/s/ Christopher Lischewski
Name:	Christopher Lischewski
Title:	President & CEO

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